                                                                      Exhibit 21


                                  AVNET, INC.
                       FOREIGN AND DOMESTIC SUBSIDIARIES

                                                           JURISDICTION OF
NAME                                                       INCORPORATION
----                                                       -------------
A.D.M. Electronica S.A.                                    Spain
Active Technology (Pty) Limited                            South Africa
Avnet AG                                                   Switzerland
Avnet Applied Computing AB                                 Sweden
Avnet Applied Computing AS                                 Norway
Avnet Applied Computing A/S                                Denmark
Avnet Applied Computing B.V.                               The Netherlands
Avnet Applied Computing GmbH                               Germany
Avnet Applied Computing Grundstucke GmbH & Co KG           Germany
Avnet Applied Computing Handelsgesellschaft m.b.H          Austria
Avnet Applied Computing Ltd.                               United Kingdom
Avnet Applied Computing NV                                 Belguim
Avnet Applied Computing Oy                                 Finland
Avnet Applied Computing S.A.                               Spain
Avnet Applied Computing SAS                                France
Avnet Applied Computing Sp. z.o.o.                         Poland
Avnet Applied Computing s.r.l.                             Italy
Avnet Applied Computing s.r.o.                             Czech Republic
Avnet Applied Computing Schweiz GmbH                       Switzerland
Avnet Asia Pte Ltd.                                        Singapore
Avnet ASIC Israel Ltd.                                     Israel
Avnet (Australia) Pty. Ltd.                                Australia
Avnet Beteiligungs-Verwaltungs GmbH                        Germany
Avnet B.V.                                                 The Netherlands
Avnet Cinergi Pte Limited                                  Singapore
Avnet CMG France SAS                                       France
Avnet CMG GmbH                                             Germany
Avnet Components Israel Ltd.                               Israel
Avnet Components Ltd.                                      United Kingdom
Avnet Computer Marketing GmbH                              Austria
Avnet Computer Marketing Ltd.                              United Kingdom
Avnet Computer Marketing SAS                               France
Avnet Corporate Services Group, Inc.                       Delaware
Avnet Corporate Trustee Limited                            United Kingdom
Avnet de Mexico, S.A. de C.V.                              Mexico
Avnet de Puerto Rico, Inc.                                 Puerto Rico
Avnet Delaware LLC                                         Delaware
Avnet Direct, Inc.                                         Delaware
Avnet do Brasil, LTDA                                      Brazil
Avnet Elektronika Kft                                      Hungary
Avnet EMG AG                                               Switzerland
Avnet EMG GmbH                                             Germany
Avnet EMG Elektronische Bauelmente GmbH                    Austria
Avnet EMG France S.A.                                      France
Avnet EMG Ltd.                                             United Kingdom
Avnet EMG S.r.l.                                           Italy
Avnet EMG setron Baltronic Ou (in liquidation)             Estonia
Avnet EM Sp.z.o.o.                                         Poland
Avnet Erste Vermoegensverwaltungs GmbH & Co. KG            Germany
Avnet Europe Comm. VA                                      Belgium
Avnet Finance B.V.                                         The Netherlands
Avnet Financial Services Comm. VA                          Belgium
Avnet France, S.A.S.                                       France
Avnet GTDG Singapore Pte Limited                           Singapore
Avnet Holding Corporation II                               Delaware
Avnet Holding Germany GmbH                                 Germany
Avnet Holdings (Australia) Pty. Limited                    Australia
Avnet (Holdings) Limited                                   United Kingdom
Avnet Hong Kong Limited                                    Hong Kong
Avnet Iberia SA                                            Spain
Avnet, Inc.                                                Delaware
Avnet Industries (Malaysia) Sdn Bhd                        Malaysia
Avnet International (Canada) Ltd.                          Ontario
Avnet Kopp (Pty) Limited                                   South Africa
Avnet Korea, Inc.                                          Korea
Avnet Limited                                              Ireland
Avnet Limited                                              Hong Kong
Avnet Logistics GmbH                                       Germany
Avnet Logistics Holding Corp.                              Arizona
Avnet Logistics & Trading (Shanghai) Co., Ltd.             China
Avnet Logistics U.S., L.P.                                 Texas
Avnet Lyco Manufacturing Ltd.                              Ireland
BFI-Optilas SPA                                            Italy

                                  AVNET, INC.
                       FOREIGN AND DOMESTIC SUBSIDIARIES



                                                                   JURISDICTION OF
NAME                                                               INCORPORATION
----                                                               -------------
Avnet-Macro Ltd.                                                   United Kingdom
Avnet Malaysia Sdn Bhd                                             Malaysia
Avnet Marketing Services, Inc.                                     California
Avnet Max Limited                                                  India
Avnet-Mercuries Co. Ltd.                                           Taiwan
Avnet-Mercuries Technologies Co., Ltd.                             Taiwan
Avnet Nortec AB                                                    Sweden
Avnet Nortec A/S                                                   Denmark
Avnet Nortec AS                                                    Norway
Avnet Nortec OY                                                    Finland
Avnet (NZ)                                                         New Zealand
Avnet Partnership Australia                                        Australia
Avnet Philippines Pty. Ltd., Inc.                                  Philippines
Avnet Programming Services SA                                      France
Avnet Properties Corporation                                       Delaware
Avnet Receivables Corporation                                      Delaware
Avnet (Shenzhen) Logistics Ltd.                                    China
Avnet Shared Services Center GmbH                                  Germany
Avnet Sp. z.o.o.                                                   Poland
Avnet S.r.l.                                                       Italy
Avnet s.r.o.                                                       Czech Republic
Avnet Sunrise Limited                                              Hong Kong
Avnet Technology (Thailand) Co., Ltd.                              Thailand
Avnet Technology Hong Kong Limited                                 Hong Kong
Avnet (Tianjin) Logistics Ltd.                                     China
Avnet-Time Limited                                                 United Kingdom
Avnet Verwaltungs GmbH                                             Germany
BFI-IBEXSA International, Inc.                                     Delaware
BFI IBEXSA Electronics Limited                                     United Kingdom
BFI Optilas AB                                                     Sweden
BFI Optilas A/S                                                    Denmark
BFI Optilas B.V.                                                   The Netherlands
BFI Optilas GmbH                                                   Germany
BFI-Optilas International SA                                       France
BFI-Optilas SA                                                     France
BFI-Optilas SA                                                     Spain
BFI Optilas Limited                                                United Kingdom
Chinatronic Technology Limited                                     Hong Kong
Disti Export Trading Corporation                                   Barbados, West Indie
Distron Elektronik GmbH                                            Germany
Dornroeschen die Erste GmbH                                        Germany
EBV Beteiligungs GmbH                                              Germany
EBV-Elektronik GmbH                                                Austria
EBV Elektronik GmbH & Co. KG                                       Germany
EBV Elektronik KFT                                                 Hungary
EBV Elektronik Ltd.                                                Greece
EBV Elektronik Ltd.                                                Israel
EBV Elektronik M                                                   Russia
EBV Elektronik sp. z.o.o.                                          Poland
EBV Elektronik s.r.l.                                              Italy
EBV Elektronik spol. s.r.o.                                        Czech Republic
EBV Elektronik Ticaret Ltd.                                        Turkey
EBV Management GmbH                                                Germany
Elbatex CZ Praha sro (in process of liquidation)                   Czech Republic
Electro Air PTE. Ltd.                                              Malaysia
Electron House (Overseas) Limited                                  United Kingdom
Electrolink (PTY) Ltd                                              South Africa
Electronica Oberena S.A.                                           Spain*
Enlaces Computacionales, D. de R.L. de C.V. (Mexico)               Mexico
Eurocomp S.r.l. (in liquidazione)                                  Italy
Eurotronics B.V.                                                   The Netherlands
Gamma Optronik AB                                                  Sweden
Hayward Computer & Peripherie spol. s.r.o.                         Czech Republic
Instituto de Educacion Avanzada, S. de R.L. de C.V.(Mexico)        Mexico
Kent Components de Mexico, S.A. de C.V.                            Mexico

                                  AVNET, INC.
                       FOREIGN AND DOMESTIC SUBSIDIARIES

                                                                           JURISDICTION OF
NAME                                                                       INCORPORATION
----                                                                       -------------
Macro-Marketing Limited                                                    United Kingdom
Maintronics Industries (1999) Ltd.                                         Israel
Malchus Electronics B.V.B.A.                                               Belgium
Marshall Industries Investments B.V.                                       The Netherlands
Matica S.r.l.                                                              Italy
MI Technology Products de Mexico,S.de R.L.de C.V.                          Mexico
Millennium Electronic Components Ltd.                                      United Kingdom
Nortronic Associates Limited                                               United Kingdom
Optional Systems Resource, Inc.                                            Delaware
Ormic Components Ltd                                                       Israel
PCD Italia S.r.l.                                                          Italy
Point.X, spol. s.r.o.                                                      Czech Republic
RK Distribution Ltd.                                                       United Kingdom
Savoir Mexico, S. de R.L. de C.V. (Mexico)                                 Mexico
SEF Holding S.A.                                                           France
SEI Bloomer Electronics Ltd.                                               Ireland
SEI Nordstar SpA                                                           Italy
SEI/RDT Components Ltd (in liquidation)                                    Israel
Sociedad De Electronica y Componentes S.A.                                 Spain*
Soluciones Mercantiles, S. de R.L. de C.V. (Mexico)                        Mexico
Sonepar Electronique UK Ltd.                                               United Kingdom
Sonotech Belgium B.V.B.A.                                                  Belgium
Spectec Electronics Ltd.                                                   Israel
Star Data International                                                    Virgin Islands
Sunrise Electronic Component Distribution Group Limited                    Samoa
Sunrise Logistics (Shanghai) Limited                                       China
Telmil Electronics Inc.                                                    New Jersey
Tenva Belgium Comm. VA                                                     Belgium
Tenva Financial Management BVBA                                            Belgium
Thomas kaubisch GmbH                                                       Germany
Transformation Software Ltd.                                               United Kingdom
Volten Logistics Pty. Limited                                              Australia
WBC GmbH                                                                   Germany
Yrel Electronics S.A.                                                      France


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